	Fiscal Year 2007 (3/2007-6/30/2007)
	Total Store Size (M2)	Corporate Store No.	Non-corporate Stores No.	Total Store No.	Total Store Size (ft2)	Average Store Size (ft2)	Sales of Corporate Stores (in US$)	Sales of Non- Corporate Stores (in US$)	Total Sales (in US$)	Average Sales (US$)/ ft2
Stored opened before FY2007	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Newly Opened Stores	5,783	35	32	67	62,248	929	$6,201,610	$762,402	$6,964,012	$112
Total		35	32	67	62,248	929	$6,201,610	$762,402	$6,964,012	$112
Note:	1 square meter = 10.7639104 square feet

	Fiscal Year 2008 (7/1/2007-6/30/2008)
	Total Store Size (M2)	Corporate Store No.	Non-corporate Stores No.	Total Store No.	Total Store Size (ft2)	Average Store Size (ft2)	Sales of Corporate Stores (in US$)	Sales of Non- Corporate Stores (in US$)	Total Sales (in US$)	Average Sales (US$)/ ft2
Stored opened before FY2008	8,038	28	25	53	86,520	1,632	7,374,864	867,381	8,242,245	$95
Newly Opened Stores	6,316	78	22	100	67,985	680	6,320,776	492,706	6,813,482	$100
Total	14,354	106	47	153	154,505	2,312	13,695,640	1,360,087	15,055,727	$97
store closed		-7	-7

	Fiscal Year 2009 (7/1/2008-6/30/2009)
	Total Store Size (M2)	Corporate Store No.	Non-corporate Stores No.	Total Store No.	Total Store Size (ft2)	Average Store Size (ft2)	Sales of Corporate Stores (in US$)	Sales of Non- Corporate Stores (in US$)	Total Sales (in US$)	Average Sales (US$)/ ft2
Stored opened before FY2009	10,852	77	30	107	116,810	1,092	14,598,848	2,779,753	17,378,600	$149
Newly Opened Stores	7,553	50	23	73	81,300	1,114	6,332,243	561,588	6,893,832	$85
Total	18,405	127	53	180	198,110	2,205	20,931,091	3,341,341	24,272,432	$123
store closed		-29	-17

	7/1/2008-9/30/2008		First Quarter of Fiscal Year 2009
	Total Store Size (M2)	Corporate Store No.	Non-corporate Stores No.	Total Store No.	Total Store Size (ft2)	Average Store Size (ft2)	Sales of Corporate Stores (in US$)	Sales of Non- Corporate Stores (in US$)	Total Sales (in US$)	Average Sales (RMB)/ ft2
Stored opened before FY2009	13,650	93	39	132	146,931	1,113	3,875,608	370,172	4,245,781	$29
Newly Opened Stores	3,390	22	9	31	36,490	1,177	619,240	26,118	645,358	$18
Total	17,040	115	48	163	183,420	2,290	4,494,849	396,290	4,891,139	$27
store closed		-13	-8

	7/1/2009-9/30/2009		First Quarter of Fiscal Year 2010
	Total Store Size (M2)	Corporate Store No.	Non-corporate Stores No.	Total Store No.	Total Store Size (ft2)	Average Store Size (ft2)	Sales of Corporate Stores (in US$)	Sales of Non- Corporate Stores (in US$)	Total Sales (in US$)	Average Sales (RMB)/ ft2
Stored opened before FY2010	16,080	112	43	155	173,084	1,117	4,000,787	825,842	4,826,629	$28
Newly Opened Stores	1,699	14	7	21	18,288	871	444,204	88,606	532,810	$29
Total	17,779	126	50	176	191,372	1,988	4,444,991	914,448	5,359,439	$28
store closed		-15	-10